News Release

Newell Brands Announces Third Quarter 2022 Results
Net Sales Decline 19.2%; Core Sales Decline 10.8%
Diluted EPS $0.07; Normalized Diluted EPS $0.53
Strengthens Financial Flexibility
Updates Outlook for Full Year 2022

ATLANTA, GA – October 28, 2022 – Newell Brands (NASDAQ: NWL) today announced its third quarter 2022 financial results.

"Following strong performance over the first half of the year, results decelerated in Q3, reflecting a tough operating environment as many retailers rightsized their inventory positions, inflationary pressure on both the consumer and our business, as well as the impact of a stronger dollar,” said Ravi Saligram, Newell Brands CEO. “We expect economic uncertainty and external disruptions to persist in the near-term and are staying agile, as we adjust our playbook to this environment, while taking decisive actions to maximize profits and cash. We remain confident in the strength of our brands and our ability to drive sustainable and profitable growth over the long term."

Chris Peterson, President and Chief Financial Officer, said, “During the third quarter we enhanced Newell's financial flexibility and maintained strong cost discipline, as results were impacted by top line deleveraging. We remain laser focused on aligning the company's cost structure with the macro backdrop, reducing inventory and strengthening cash flow, while continuing to invest in core capabilities."

Third Quarter 2022 Executive Summary
–Net sales were $2.3 billion, a 19.2 percent decline compared with the prior year period, including the year over year impact from the sale of the Connected Home & Security (CH&S) business at the end of the first quarter 2022.
–Core sales declined 10.8 percent compared with the prior year period. One of seven business units increased core sales compared with the prior year period.
–Reported operating margin was 1.6 percent, including the impact of a $148 million non-cash impairment charge, compared with 10.1 percent in the prior year period. Normalized operating margin was 10.2 percent compared with 11.4 percent in the prior year period.
–Reported diluted earnings per share were $0.07 compared with $0.44 per share in the prior year period.
–Normalized diluted earnings per share were $0.53 compared with $0.54 per share in the prior year period.
–The company strengthened its financial flexibility and refinanced its unsecured revolving credit facility as well as its senior notes due April 2023 (April 2023 notes). In September, the company issued $1.0 billion of senior notes and in October, used the net proceeds, together with available cash, to redeem the April 2023 notes.
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–The company's leverage ratio was 3.9x at the end of the third quarter versus 3.1x in the prior year period and 3.0x at the end of 2021.
–The company updated its full year 2022 net sales and normalized earnings per share outlook to $9.35 billion to $9.43 billion and $1.56 to $1.61, respectively.

Third Quarter 2022 Operating Results

Net sales were $2.3 billion, a 19.2 percent decline compared to the prior year period, reflecting a core sales decrease of 10.8 percent, the impact of the sale of the CH&S business at the end of the first quarter 2022, unfavorable foreign exchange, as well as category and retail store exits.

Reported gross margin was 29.0 percent compared with 30.4 percent in the prior year period, as fixed cost deleveraging and significant headwinds from foreign exchange and inflation, particularly related to sourced finished goods, transportation and labor, more than offset benefits from pricing and FUEL productivity savings. Normalized gross margin was 29.4 percent compared with 30.6 percent in the prior year period.

Reported operating income was $35 million compared with $281 million in the prior year period. A non-cash impairment charge of $148 million related to goodwill and intangible assets was incurred in the current period. Reported operating margin was 1.6 percent compared with 10.1 percent in the prior year period, as the impact of lower net sales, the impairment charge, significant headwinds from inflation and foreign exchange and an increase in advertising and promotion expense as a percentage of sales more than offset benefits from pricing, FUEL productivity savings and lower overhead costs. Normalized operating income was $229 million, or 10.2 percent of sales, compared with $317 million, or 11.4 percent of sales, in the prior year period.

Net interest expense was $57 million compared with $65 million in the prior year period.

Reported tax benefit was $61 million compared with a tax provision of $25 million in the prior year period, largely reflecting an increase in discrete tax benefits. The normalized tax benefit was $58 million compared with a normalized tax provision of $20 million in the prior year period.
The company reported net income of $31 million, or $0.07 diluted earnings per share, compared with $190 million, or $0.44 diluted earnings per share, in the prior year period.

Normalized net income was $220 million, or $0.53 normalized diluted earnings per share, compared with $231 million, or $0.54 normalized diluted earnings per share, in the prior year period.

An explanation of non-GAAP measures and a reconciliation of these non-GAAP results to comparable GAAP measures are included in the tables attached to this release.

Balance Sheet and Cash Flow

Year to date, operating cash outflow was $567 million compared with operating cash flow of $490 million in the prior year period, primarily reflecting an increase in working capital use, largely due to higher inventory levels driven by significantly greater than anticipated pullback in retailer orders and slowing consumer demand, lower accounts payable due to the timing of supply plan reductions, as well as a decline in operating income.
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The company strengthened its financial flexibility by refinancing its prior senior unsecured revolving credit facility and upsizing borrowing capacity under the revolving credit facility to $1.5 billion. In September, the company also raised $1.0 billion through the issuance of $500 million of 6.375% notes due 2027 and $500 million of 6.625% notes due 2029 and in October, used the net proceeds, together with available cash, to redeem the remaining $1.1 billion of the April 2023 notes.
At the end of the third quarter, Newell Brands had cash and cash equivalents of $636 million and net debt outstanding of $5.2 billion. Newell Brands exited the third quarter with a leverage ratio of 3.9x compared to 3.1x in the prior year period and 3.0x at the end of 2021.

Leverage ratio is defined as the ratio of net debt to normalized EBITDA over the preceding twelve-month period. An explanation of how the leverage ratio is calculated and a related reconciliation, as well as a reconciliation of reported results to normalized results, are included in the tables attached to this release.

Third Quarter 2022 Operating Segment Results

The Commercial Solutions segment generated net sales of $397 million compared with $486 million in the prior year period, reflecting core sales growth of 9.2 percent, which was more than offset by the impact of the sale of the CH&S business at the end of the first quarter 2022 and unfavorable foreign exchange. Reported operating income was $28 million, or 7.1 percent of sales, compared with $18 million, or 3.7 percent of sales, in the prior year period. Normalized operating income was $31 million, or 7.8 percent of sales, versus $21 million, or 4.3 percent of sales, in the prior year period.

The Home Appliances segment generated net sales of $305 million compared with $443 million in the prior year period, reflecting core sales decline of 23.2 percent, as well as the impact of exits from certain low margin categories and unfavorable foreign exchange. Reported operating loss was $20 million, or negative 6.6 percent of sales, compared with an operating income of $19 million, or 4.3 percent of sales, in the prior year period. The year over year difference was impacted by a $15 million impairment charge related to intangible assets. Normalized operating loss was $3 million, or negative 1.0 percent of sales, versus an operating income of $24 million, or 5.4 percent of sales, in the prior year period.

The Home Solutions segment generated net sales of $510 million compared with $598 million in the prior year period, reflecting core sales decline of 11.6 percent, the impact of unfavorable foreign exchange and the exit of 42 Yankee Candle retail locations during the first nine months of the year. Core sales declined across both the Home Fragrance and Food business units. Reported operating loss was $88 million, or negative 17.3 percent of sales, compared with an operating income of $75 million, or 12.5 percent of sales, in the prior year period. The year over year difference was impacted by a $108 million impairment charge related to goodwill. Normalized operating income was $30 million, or 5.9 percent of sales, versus $86 million, or 14.4 percent of sales, in the prior year period.

The Learning & Development segment generated net sales of $751 million compared with $869 million in the prior year period, reflecting core sales decline of 9.9 percent and the impact of unfavorable foreign exchange. Core sales declined in both the Writing and Baby business units. Reported operating income was $120 million, or 16.0 percent of sales, compared with $195 million, or 22.4 percent of sales, in the prior year period. The year over year difference was impacted by a $25 million impairment charge related to intangible assets. Normalized operating income was $148 million, or 19.7 percent of sales, compared with $197 million, or 22.7 percent of sales, in the prior year period.

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The Outdoor & Recreation segment generated net sales of $289 million compared with $391 million in the prior year period, reflecting core sales decline of 18.4 percent, as well as the impact of exits from certain low margin categories and unfavorable foreign exchange. Reported operating income was $8 million, or 2.8 percent of sales, compared with $27 million, or 6.9 percent of sales, in the prior year period. Normalized operating income was $18 million, or 6.2 percent of sales, compared with $34 million, or 8.7 percent of sales, in the prior year period.

Outlook for Fourth Quarter and Full Year 2022

The company initiated its outlook for fourth quarter 2022 and updated its full year 2022 outlook.

Q4 2022 Outlook
Net Sales	$2.18 to $2.26 billion
Core Sales	9% to 12% decline
Normalized Operating Margin	5.1% to 6.5%
Normalized EPS	$0.09 to $0.14

	Previous Full Year 2022 Outlook	Updated Full Year 2022 Outlook
Net Sales	$9.37 to $9.58 billion	$9.35 to $9.43 billion
Core Sales	2% to 4% decline	3% to 4% decline
Normalized Operating Margin	10.0% to 10.5%	10.0% to 10.3%
Normalized EPS	$1.56 to $1.70	$1.56 to $1.61

The full year 2022 outlook for net sales, normalized operating margin and normalized EPS includes the contribution from CH&S during the first quarter. Core sales growth outlook for full year 2022 excludes the contribution from CH&S. Net sales outlooks for both Q4 2022, as well as for the full year 2022, account for the expected unfavorable foreign exchange movements, using current rates, as well as closures of Yankee Candle retail locations and market and category exits, primarily in the Outdoor & Recreation and Home Appliances segments.

For full year 2022, the company currently expects to deliver operating cash flow significantly below its prior range of $400 million to $500 million, including the impact of the loss of profits from the sale of the CH&S business, as well as a one-time cash tax payment on this transaction.

The company has presented forward-looking statements regarding core sales, normalized operating margin and normalized earnings per share. These non-GAAP financial measures are derived by excluding certain amounts, expenses or income, from the corresponding financial measures determined in accordance with GAAP. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgement and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of forward-looking normalized operating margin or normalized earnings per share to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict all of the necessary components of such GAAP measures without unreasonable effort or expense. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the company's future financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any
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variation between the company's actual results and preliminary financial data set forth above may be material.

Conference Call

Newell Brands’ third quarter 2022 earnings conference call will be held today, October 28, at 11:00 a.m. ET. A link to the webcast is provided under Events & Presentations in the Investors section of the company’s website at www.newellbrands.com. A webcast replay will be made available in the Quarterly Earnings section of the company’s website.

Non-GAAP Financial Measures

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the "SEC") and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.
The company uses certain non-GAAP financial measures that are included in this press release and the additional financial information both to explain its results to stockholders and the investment community and in the internal evaluation and management of its businesses. The company’s management believes that these non-GAAP financial measures and the information they provide are useful to investors since these measures (a) permit investors to view the company’s performance and liquidity using the same tools that management uses to evaluate the company’s past performance, reportable segments, prospects for future performance and liquidity, and (b) determine certain elements of management incentive compensation.

The company’s management believes that core sales provides a more complete understanding of underlying sales trends by providing sales on a consistent basis as it excludes the impacts of acquisitions, divestitures, retail store openings and closings, certain market and category exits, and changes in foreign exchange from year-over-year comparisons. The effect of changes in foreign exchange on reported sales is calculated by applying the prior year average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures), with the difference between the 2022 reported sales and constant currency sales presented as the foreign exchange impact increase or decrease in core sales. The company’s management believes that “normalized” gross margin, “normalized” operating income, “normalized” operating margin, "normalized EBITDA", “normalized” net income, “normalized” diluted earnings per share, “normalized” interest and “normalized” income tax benefit or expense, which exclude restructuring and restructuring-related expenses and one-time and other events such as costs related to the extinguishment of debt, certain tax benefits and charges, impairment charges, pension settlement charges, divestiture costs, costs related to the acquisition, integration and financing of acquired businesses, amortization of acquisition-related intangible assets, inflationary adjustments, expenses related to certain product recalls and certain other items, are useful because they provide investors with a meaningful perspective on the current underlying performance of the company’s core ongoing operations and liquidity. “Normalized EBITDA” is an ongoing liquidity measure (that excludes non-cash items) and is calculated as normalized earnings before interest, tax depreciation, amortization and stock-based compensation expense. "Leverage ratio" is a liquidity measure calculated as the ratio of net debt (defined as total debt less cash and cash equivalents) to normalized EBITDA.

The company determines the tax effect of the items excluded from normalized diluted earnings per share by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the company utilizes a “with” and “without” approach to determine normalized income tax benefit or expense.
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While the company believes these non-GAAP financial measures are useful in evaluating the company’s performance and liquidity, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

About Newell Brands

Newell Brands (NASDAQ: NWL) is a leading global consumer goods company with a strong portfolio of well-known brands, including Rubbermaid, FoodSaver, Calphalon, Sistema, Sharpie, Paper Mate, Dymo, EXPO, Elmer’s, Yankee Candle, Graco, NUK, Rubbermaid Commercial Products, Spontex, Coleman, Campingaz, Contigo, Oster, Sunbeam and Mr. Coffee. Newell Brands' beloved, planet friendly brands enhance and brighten consumers lives at home and outside by creating moments of joy, building confidence and providing peace of mind.

This press release and additional information about Newell Brands are available on the company’s website, www.newellbrands.com.

Investor Contact:	Media Contact:
Sofya Tsinis	Beth Stellato
VP, Investor Relations	Chief Communications Officer
+1 (201) 610-6901	+1 (470) 580-1086
sofya.tsinis@newellco.com	beth.stellato@newellco.com

Caution Concerning Forward-Looking Statements

Some of the statements in this press release and its exhibits, particularly those anticipating future financial performance, business prospects, growth, operating strategies, the impact of the COVID-19 pandemic and similar matters, are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, "guidance," "outlook," “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” "beginning to,” “will,” “should,” “would,” "could," “resume,” “are confident that,” "remain optimistic that," "seek to," or similar statements. We caution that forward-looking statements are not guarantees because there are inherent difficulties in predicting future results. Actual results may differ materially from those expressed or implied in the forward-looking statements, including impairment charges and accounting for income taxes. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to:
•our ability to optimize costs and cash flow and mitigate the impact of retailer inventory rebalancing through discretionary and overhead spend management, advertising and promotion expense optimization, demand forecast and supply plan adjustments and actions to improve working capital;
•our dependence on the strength of retail and consumer demand and commercial and industrial sectors of the economy in various countries around the world;
•our ability to improve productivity, reduce complexity and streamline operations;
•our ability to manage the actual or perceived effects of the COVID-19 pandemic, including as a result of any additional variants of the virus or the efficacy and distribution of vaccines;
•competition with other manufacturers and distributors of consumer products;
•major retailers’ strong bargaining power and consolidation of our customers;
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•supply chain and operational disruptions in the markets in which we operate, whether as a result of the actual or perceived effects of the COVID-19 pandemic or broader geopolitical and macroeconomic conditions, including the military conflict between Russia and Ukraine;
•changes in the prices and availability of labor, transportation, raw materials and sourced products, including significant inflation, and our ability to offset cost increases through pricing and productivity in a timely manner;
•the cost and outcomes of governmental investigations, inspections, lawsuits, legislative requests or other actions by third parties, the potential outcomes of which could exceed policy limits, to the extent insured;
•our ability to develop innovative new products, to develop, maintain and strengthen end-user brands and to realize the benefits of increased advertising and promotion spend;
•our ability to consistently maintain effective internal control over financial reporting;
•the risks inherent to our foreign operations, including currency fluctuations, exchange controls and pricing restrictions;
•future events that could adversely affect the value of our assets and/or stock price and require additional impairment charges;
•unexpected costs or expenses associated with dispositions;
•our ability to effectively execute our turnaround plan, including Project Ovid;
•risks related to our substantial indebtedness, potential increases in interest rates or changes in our credit ratings;
•a failure or breach of one of our key information technology systems, networks, processes or related controls or those of our service providers;
•the impact of U.S. and foreign regulations on our operations, including the impact of tariffs and environmental remediation costs and legislation and regulatory actions related to data privacy and climate change;
•the potential inability to attract, retain and motivate key employees;
•changes in tax laws and the resolution of tax contingencies resulting in additional tax liabilities;
•product liability, product recalls or related regulatory actions;
•our ability to protect intellectual property rights;
•significant increases in the funding obligations related to our pension plans; and
•other factors listed from time to time in our SEC filings, including but not limited to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other SEC filings.

The consolidated condensed financial statements are prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”). Management’s application of U.S. GAAP requires the pervasive use of estimates and assumptions in preparing the unaudited condensed consolidated financial statements. The company continues to be impacted by the COVID-19 pandemic, inflationary and supply chain pressures, and the indirect macroeconomic impact of the Russia-Ukraine conflict, which has required greater use of estimates and assumptions in the preparation of our condensed consolidated financial statements. Although we have made our best estimates based upon current information, actual results could materially differ and may require future changes to such estimates and assumptions, including reserves, which may result in future expense.

The information contained in this press release and the tables is as of the date indicated. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments.
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NEWELL BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Amounts in millions, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$2,252	$2,787	(19.2)%	$7,174	$7,784	(7.8)%
Cost of products sold	1,599	1,939		4,956	5,323
Gross profit	653	848	(23.0)%	2,218	2,461	(9.9)%
Selling, general and administrative expenses	467	561	(16.8)%	1,489	1,667	(10.7)%
Restructuring costs, net	3	6		12	16
Impairment of goodwill, intangibles and other assets	148	—		148	—
Operating income	35	281	(87.5)%	569	778	(26.9)%
Non-operating expenses:
Interest expense, net	57	65		171	197
Other (income) expense, net	8	1		(108)	(3)
Income (loss) before income taxes	(30)	215	NM	506	584	(13.4)%
Income tax provision (benefit)	(61)	25		37	108
Net income	$31	$190	(83.7)%	$469	$476	(1.5)%

Weighted average common shares outstanding:
Basic	413.6	425.4		416.4	425.2
Diluted	414.6	428.5		418.3	427.9
Earnings per share:
Basic	$0.07	$0.45		$1.13	$1.12
Diluted	$0.07	$0.44		$1.12	$1.11

Dividends per share	$0.23	$0.23		$0.69	$0.69

NEWELL BRANDS INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Amounts in millions)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$636	$440
Accounts receivable, net	1,502	1,500
Inventories	2,527	1,997
Prepaid expenses and other current assets	483	325
Total current assets	5,148	4,262
Property, plant and equipment, net	1,124	1,204
Operating lease assets	585	558
Goodwill	3,300	3,504
Other intangible assets, net	2,869	3,370
Deferred income taxes	778	814
Other assets	874	467
TOTAL ASSETS	$14,678	$14,179
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,437	$1,680
Accrued compensation	123	270
Other accrued liabilities	1,470	1,364
Short-term debt and current portion of long-term debt	1,078	3
Total current liabilities	4,108	3,317
Long-term debt	4,762	4,883
Deferred income taxes	641	405
Operating lease liabilities	519	500
Other noncurrent liabilities	872	983
Total liabilities	10,902	10,088

Total stockholders' equity	3,776	4,091
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$14,678	$14,179

NEWELL BRANDS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(Amounts in millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net income	$469	$476
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	222	244
Impairment of goodwill, intangibles and other assets	148	—
(Gain) loss from sale of businesses	(136)	2
Deferred income taxes	211	(17)
Stock based compensation expense	8	37
Other, net	(2)	(1)
Changes in operating accounts excluding the effects of divestitures:
Accounts receivable	(165)	(44)
Inventories	(738)	(488)
Accounts payable	(143)	194
Accrued liabilities and other	(441)	87
Net cash provided by (used in) operating activities	(567)	490
Cash flows from investing activities:
Proceeds from sale of divested business	616	—
Capital expenditures	(221)	(181)
Other investing activities, net	25	1
Net cash provided by (used in) investing activities	420	(180)
Cash flows from financing activities:
Net proceeds from issuance of long-term debt	990	—
Payments on current portion of long-term debt	(2)	(447)
Payments on long-term debt	—	(6)
Repurchase of shares of common stock	(325)	—
Cash dividends	(290)	(296)
Acquisition of noncontrolling interests	—	(26)
Equity compensation activity and other, net	(29)	(25)
Net cash provided by (used in) financing activities	344	(800)
Exchange rate effect on cash, cash equivalents and restricted cash	(13)	(14)
Increase (decrease) in cash, cash equivalents and restricted cash	184	(504)
Cash, cash equivalents and restricted cash at beginning of period	477	1,021
Cash, cash equivalents and restricted cash at end of period	$661	$517
Supplemental disclosures:
Restricted cash at beginning of period	$37	$40
Restricted cash at end of period	25	23

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended September 30, 2022
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring-	amortization and	costs and	Measure
	Reported	related costs	impairment	other [1]	Normalized*
Net sales	$2,252	$—	$—	$—	$2,252
Cost of products sold	1,599	(7)	—	(1)	1,591
Gross profit	653	7	—	1	661
	29.0%				29.4%
Selling, general and administrative expenses	467	(2)	(16)	(17)	432
	20.7%				19.2%
Restructuring costs, net	3	(3)	—	—	—
Impairment of goodwill, intangibles and other assets	148	—	(148)	—	—
Operating income	35	12	164	18	229
	1.6%				10.2%
Non-operating expense	65	—	—	2	67
Income (loss) before income taxes	(30)	12	164	16	162
Income tax provision (benefit) [2]	(61)	3	9	(9)	(58)
Net income	$31	$9	$155	$25	$220

Diluted earnings per share **	$0.07	$0.02	$0.37	$0.06	$0.53

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 414.6 million shares for the three months ended September 30, 2022.
Totals may not add due to rounding.

[1] Transaction costs and other includes $16 million related to expenses for certain legal proceedings; $3 million related to Argentina hyperinflationary adjustment; $3 million gain on disposition of business; $1 million of costs related to completed divestitures and $1 million gain due to changes in fair market value of investments. Includes income tax benefit of $14 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Three Months Ended September 30, 2021
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$2,787	$—	$—	$—	$2,787
Cost of products sold	1,939	(6)	—	—	1,933
Gross profit	848	6	—	—	854
	30.4%				30.6%
Selling, general and administrative expenses	561	(1)	(19)	(4)	537
	20.1%				19.3%
Restructuring costs, net	6	(6)	—	—	—
Operating income	281	13	19	4	317
	10.1%				11.4%
Non-operating expense	66	—	—	—	66
Income before income taxes	215	13	19	4	251
Income tax provision (benefit) [2]	25	2	4	(11)	20
Net income	$190	$11	$15	$15	$231

Diluted earnings per share **	$0.44	$0.03	$0.04	$0.04	$0.54

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 428.5 million shares for the three months ended September 30, 2021.
Totals may not add due to rounding.

[1] Transaction costs and other includes $3 million primarily related to expenses for certain legal proceedings; $1 million related to Argentina hyperinflationary adjustment; $1 million of costs related to completed divestitures and $1 million of gain due to change in fair market value of investments. Includes income tax benefit of $11 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Nine Months Ended September 30, 2022
	GAAP	Restructuring	Acquisition	Transaction	Non-GAAP
	Measure	and restructuring-	amortization and	costs and	Measure
	Reported	related costs	impairment	other [1]	Normalized*
Net sales	$7,174	$—	$—	$—	$7,174
Cost of products sold	4,956	(15)	—	(3)	4,938
Gross profit	2,218	15	—	3	2,236
	30.9%				31.2%
Selling, general and administrative expenses	1,489	(2)	(51)	(27)	1,409
	20.8%				19.6%
Restructuring costs, net	12	(12)	—	—	—
Impairment of goodwill, intangibles and other assets	148	—	(148)	—	—
Operating income	569	29	199	30	827
	7.9%				11.5%
Non-operating expense	63	—	—	134	197
Income (loss) before income taxes	506	29	199	(104)	630
Income tax provision (benefit) [2]	37	8	15	(41)	19
Net income (loss)	$469	$21	$184	$(63)	$611

Diluted earnings (loss) per share **	$1.12	$0.05	$0.44	$(0.15)	$1.46

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 418.3 million shares for the nine months ended September 30, 2022.
Totals may not add due to rounding.

[1] Transaction costs and other includes $22 million related to expenses for certain legal proceedings; $7 million related to Argentina hyperinflationary adjustment; $5 million of costs related to completed divestitures; $136 million gain on disposition of business and $2 million gain due to changes in fair market value of investments. Includes income tax benefit of $34 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
CERTAIN LINE ITEMS
(Amounts in millions, except per share data)

	Nine Months Ended September 30, 2021
	GAAP	Restructuring		Transaction	Non-GAAP
	Measure	and restructuring-	Acquisition	costs and	Measure
	Reported	related costs	amortization	other [1]	Normalized*
Net sales	$7,784	$—	$—	$—	$7,784
Cost of products sold	5,323	(13)	—	(2)	5,308
Gross profit	2,461	13	—	2	2,476
	31.6%				31.8%
Selling, general and administrative expenses	1,667	(5)	(59)	(15)	1,588
	21.4%				20.4%
Restructuring costs, net	16	(16)	—	—	—
Operating income	778	34	59	17	888
	10.0%				11.4%
Non-operating (income) expense	194	—	—	(4)	190
Income before income taxes	584	34	59	21	698
Income tax provision (benefit) [1]	108	7	12	(27)	100
Net income	$476	$27	$47	$48	$598

Diluted earnings per share **	$1.11	$0.06	$0.11	$0.11	$1.40

* Normalized results are financial measures that are not in accordance with GAAP and exclude the above normalized adjustments. See below for a discussion of each of these adjustments.
**Adjustments and normalized earnings per share are calculated based on diluted weighted average shares of 427.9 million shares for the nine months ended September 30, 2021.
Totals may not add due to rounding.

[1] Transaction costs and other includes $12 million primarily related to expenses for certain legal proceedings; $5 million related to Argentina hyperinflationary adjustment; $3 million of costs related to completed divestitures; $2 million loss on disposition of businesses and $1 million of gain due to change in fair market value of investments. Includes income tax benefit of $31 million related to difference in effective tax rate.
[2] The Company determined the tax effect of the items excluded from normalized results by applying the estimated effective rate for the applicable jurisdiction in which the pre-tax items were incurred, and for which realization of the resulting tax benefit, if any, is expected. In certain situations in which an item excluded from normalized results impacts income tax expense, the Company uses a "with" and "without" approach to determine normalized income tax expense.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Three Months Ended September 30, 2022						Three Months Ended September 30, 2021						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Operating Income
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$397	$28	7.1%	$3	$31	7.8%	$486	$18	3.7%	$3	$21	4.3%	$(89)	(18.3)%	$10	47.6%
HOME APPLIANCES	305	(20)	(6.6)%	17	(3)	(1.0)%	443	19	4.3%	5	24	5.4%	(138)	(31.2)%	(27)	NM
HOME SOLUTIONS	510	(88)	(17.3)%	118	30	5.9%	598	75	12.5%	11	86	14.4%	(88)	(14.7)%	(56)	(65.1)%
LEARNING AND DEVELOPMENT	751	120	16.0%	28	148	19.7%	869	195	22.4%	2	197	22.7%	(118)	(13.6)%	(49)	(24.9)%
OUTDOOR AND RECREATION	289	8	2.8%	10	18	6.2%	391	27	6.9%	7	34	8.7%	(102)	(26.1)%	(16)	(47.1)%
CORPORATE	—	(13)	—%	18	5	—%	—	(53)	—%	8	(45)	—%	—	—%	50	NM
	$2,252	$35	1.6%	$194	$229	10.2%	$2,787	$281	10.1%	$36	$317	11.4%	$(535)	(19.2)%	$(88)	(27.8)%
*NM - NOT MEANINGFUL

[1]The three months ended September 30, 2022 normalized items consist of $148 million of impairment of goodwill and other intangible assets; $16 million of acquisition amortization costs; $16 million related to expenses for certain legal proceedings; $12 million of restructuring and restructuring-related charges; $1 million of costs related to completed divestitures and $1 million Argentina hyperinflationary adjustment.
[2]The three months ended September 30, 2021 normalized items consist of $19 million of acquisition amortization costs; $13 million of restructuring and restructuring-related charges; $3 million of expenses for certain legal proceedings and $1 million of costs related to related to completed divestitures.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
FINANCIAL WORKSHEET - SEGMENT REPORTING
(Amounts in millions)

	Nine Months Ended September 30, 2022						Nine Months Ended September 30, 2021						Year over year changes
		Reported	Reported		Normalized	Normalized		Reported	Reported		Normalized	Normalized			Normalized Operating
		Operating	Operating	Normalized	Operating	Operating		Operating	Operating	Normalized	Operating	Operating	Net Sales		Income (Loss)
	Net Sales	Income (Loss)	Margin	Items [1]	Income (Loss)	Margin	Net Sales	Income (Loss)	Margin	Items [2]	Income (Loss)	Margin	$	%	$	%
COMMERCIAL SOLUTIONS	$1,336	$126	9.4%	$8	$134	10.0%	$1,450	$111	7.7%	$10	$121	8.3%	$(114)	(7.9)%	$13	10.7%
HOME APPLIANCES	991	(23)	(2.3)%	23	—	—%	1,197	35	2.9%	16	51	4.3%	(206)	(17.2)%	(51)	(100.0)%
HOME SOLUTIONS	1,477	(22)	(1.5)%	139	117	7.9%	1,627	189	11.6%	37	226	13.9%	(150)	(9.2)%	(109)	(48.2)%
LEARNING AND DEVELOPMENT	2,266	497	21.9%	38	535	23.6%	2,330	522	22.4%	8	530	22.7%	(64)	(2.7)%	5	0.9%
OUTDOOR AND RECREATION	1,104	99	9.0%	20	119	10.8%	1,180	90	7.6%	16	106	9.0%	(76)	(6.4)%	13	12.3%
CORPORATE	—	(108)	—%	30	(78)	—%	—	(169)	—%	23	(146)	—%	—	—%	68	46.6%
	$7,174	$569	7.9%	$258	$827	11.5%	$7,784	$778	10.0%	$110	$888	11.4%	$(610)	(7.8)%	$(61)	(6.9)%

[1]The nine months ended September 30, 2022 normalized items consist of $148 million of impairment of goodwill and other intangible assets; $51 million of acquisition amortization; $29 million of restructuring and restructuring-related costs; $22 million related to expenses for certain legal proceedings; $5 million of costs related to completed divestitures and $3 million of Argentina hyperinflationary adjustment.
[2]The nine months ended September 30, 2021 normalized items consist of $59 million of acquisition amortization; $34 million of restructuring and restructuring-related costs; $12 million of expenses for certain legal proceedings; $3 million of costs related to completed divestitures and $2 million of Argentina hyperinflationary adjustment.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES GROWTH BY SEGMENT

	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
COMMERCIAL SOLUTIONS	(18.3)%	23.5%	4.0%	9.2%	(7.9)%	14.2%	2.8%	9.1%
HOME APPLIANCES	(31.2)%	5.7%	2.3%	(23.2)%	(17.2)%	5.0%	1.8%	(10.4)%
HOME SOLUTIONS	(14.7)%	0.4%	2.7%	(11.6)%	(9.2)%	0.8%	1.8%	(6.6)%
LEARNING AND DEVELOPMENT	(13.6)%	0.1%	3.6%	(9.9)%	(2.7)%	0.1%	2.9%	0.3%
OUTDOOR AND RECREATION	(26.1)%	1.9%	5.8%	(18.4)%	(6.4)%	2.7%	5.1%	1.4%
TOTAL COMPANY	(19.2)%	4.8%	3.6%	(10.8)%	(7.8)%	3.7%	2.8%	(1.3)%

CORE SALES GROWTH BY GEOGRAPHY

	Three Months Ended September 30, 2022				Nine Months Ended September 30, 2022
	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]	Net Sales (REPORTED)	Acquisitions, Divestitures and Other, Net [2]	Currency Impact [3]	Core Sales [1] [4]
NORTH AMERICA	(21.5)%	6.3%	0.2%	(15.0)%	(8.1)%	5.2%	0.1%	(2.8)%
EUROPE, MIDDLE EAST, AFRICA	(18.5)%	0.6%	14.6%	(3.3)%	(13.4)%	0.3%	10.6%	(2.5)%
LATIN AMERICA	(1.6)%	0.2%	6.2%	4.8%	5.6%	0.3%	3.9%	9.8%
ASIA PACIFIC	(16.5)%	—%	12.4%	(4.1)%	(7.3)%	—%	10.5%	3.2%
TOTAL COMPANY	(19.2)%	4.8%	3.6%	(10.8)%	(7.8)%	3.7%	2.8%	(1.3)%

[1]“Core Sales” provides a consistent basis for year-over-year comparisons in sales as it excludes the impacts of acquisitions, completed divestitures (including the sale of the Connected Home & Security business unit), retail store openings and closings, certain market and category exits, as well as changes in foreign currency.
[2]Divestitures include the sale of the Connected Home & Security business unit, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).
[3]“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.
[4]Totals may not add due to rounding.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)
NET DEBT TO NORMALIZED EBITDA RECONCILIATION
(Amounts in millions)

	September 30, 2022		December 31, 2021 [1]		September 30, 2021
NET DEBT RECONCILIATION:
Short-term debt and current portion of long-term debt	$1,078		$3		$253
Long-term debt	4,762		4,883		4,884
Gross debt	5,840		4,886		5,137
Less: Cash and cash equivalents	636		440		494
NET DEBT	$5,204		$4,446		$4,643

Net income [2]	$565		$572		$603
Normalized items [2]	226		206		233
NET INCOME	791		778		836

Normalized income tax [2]	57		138		94
Interest expense, net [2]	230		256		266
Normalized depreciation and amortization [2] [3]	228		236		241
Stock-based compensation [4]	23		52		50
NORMALIZED EBITDA	$1,329		$1,460		$1,487

NET DEBT TO NORMALIZED EBITDA LEVERAGE RATIO [5]	3.9	x	3.0	x	3.1	x
[1]For the twelve months ended December 31, 2021, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the twelve months ended December 31, 2021, on the Company’s Form 8-K furnished on February 11, 2022.
[2]For the trailing-twelve months ended September 30, 2022, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021 on the Company’s Forms 8-K furnished on July 29, 2022, April 29, 2022 and February 11, 2022, respectively. For the trailing-twelve months ended September 30, 2021, refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended June 30, 2021, March 31, 2021 and December 31, 2020 on the Company’s Forms 8-K furnished on July 29, 2022, April 29, 2022 and February 11, 2022, respectively.
[3]For the trailing-twelve months ended September 30, 2022, normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $70 million associated with intangible assets recognized in purchase accounting; (b) $5 million of accelerated depreciation costs associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended June 30, 2022, March 31, 2022 and December 31, 2021 on the Company’s Forms 8-K furnished on July 29, 2022, April 29, 2022 and February 11, 2022, respectively. For the trailing-twelve months ended September 30, 2021, normalized depreciation and amortization excludes the following items: (a) acquisition amortization expense of $79 million associated with intangible assets recognized in purchase accounting; (b) $14 million of accelerated depreciation costs associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the three months ended June 30, 2021, March 31, 2021 and December 31, 2020 on the Company’s Forms 8-K furnished on July 29, 2022, April 29, 2022 and February 11, 2022, respectively. Normalized depreciation and amortization excludes from GAAP depreciation and amortization for the twelve months ended December 31, 2021, the following items: (a) acquisition amortization expense of $78 million associated with intangible assets recognized in purchase accounting (b) accelerated depreciation and amortization costs of $11 million associated with restructuring activities. Refer to “Reconciliation of GAAP and Non-GAAP Information (Unaudited) - Certain Line Items” for the twelve months ended December 31, 2021 on the Company’s Forms 8-K furnished on February 11, 2022 for further information.
[4]Represents non-cash expense associated with stock-based compensation.
[5]The Net Debt to Normalized EBITDA ratio is defined as Net Debt divided by Normalized EBITDA. The Company's debt has certain financial covenants such as debt to equity ratio and interest coverage ratio; however the Net Debt to Normalized EBITDA leverage ratio is used by management as a liquidity measure and is not prescribed in the Company's debt covenants.

NEWELL BRANDS INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION (UNAUDITED)

CORE SALES OUTLOOK

	Three Months Ending December 31, 2022			Twelve Months Ending December 31, 2022
Estimated net sales change (GAAP)	(22)%	to	(19)%	(12)%	to	(11)%
Estimated currency impact [1] and divestitures [2], net	~10%			~8%
Core sales change (NON-GAAP)	(12)%	to	(9)%	(4)%	to	(3)%

[1]“Currency Impact” represents the effect of foreign currency on 2022 reported sales and is calculated by applying the 2021 average monthly exchange rates to the current year local currency sales amounts (excluding acquisitions and divestitures) and comparing to 2022 reported sales.
[2]Divestitures include the sale of the Connected Home & Security business unit, certain market and category exits and current and prior period net sales from retail store closures (consistent with standard retail practice).